SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 1, 2005

ALLIANCE DATA SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-15749 (Commission File Number)	31-1429215 (IRS Employer Identification No.)

17655 WATERVIEW PARKWAY
DALLAS, TEXAS 75252
(Address and Zip Code of Principal Executive Offices)

(972) 348-5100
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors (the “Board”) of Alliance Data Systems Corporation (the “Company”) has elected Dr. E. Linn Draper, Jr. as a new independent Class II director effective February 1, 2005, to serve as a member of the Board until the next annual meeting of stockholders or until his successor is elected and qualified. Dr. Draper is expected to serve on the Compensation Committee of the Board.

Dr. Draper has served in an executive and directoral capacity for a number of companies since 1980. Dr. Draper was Chairman of the Board of American Electric Power (“AEP”) for 11 years until his retirement from AEP in 2004, and served as President and Chief Executive Officer of AEP from 1993 to 2003. He was the President of the Ohio Valley Electric Corporation from1992 until 2004, and was the Chairman, President and Chief Executive Officer of Gulf States Utilities from 1987 to 1992. Dr. Draper is a director of Sprint Corporation, Alpha Natural Resources, LLC, NorthWestern Corporation and Temple-Inland. Dr. Draper also serves on the Cornell University Council Board and the University of Texas Engineering Foundation Council. He holds two Bachelor’s degrees from Rice University and a Doctorate from Cornell University.

There is no arrangement or understanding between Dr. Draper and any other persons pursuant to which he was selected as a director. Dr. Draper was considered and recommended to the full Board by the Nominating and Corporate Governance Committee of the Board. From March 31, 2004 through January 31, 2005, Dr. Draper provided consulting services to our Chief Executive Officer and executive management team; however, Dr. Draper is not currently engaged and has not been engaged during the last fiscal year in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K.

ITEM 9.01. Financial Statements and Exhibits

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
10.1	Form of Alliance Data Systems Corporation Indemnification Agreement for Officers and Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation
Date: February 1, 2005	By:	/s/ Edward J. Heffernan
Edward J. Heffernan
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Form of Alliance Data Systems Corporation Indemnification Agreement for Officers and Directors.